Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2018 Financial Results

SECAUCUS, N.J. – November 5, 2018 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its third quarter and nine months ended September 30, 2018.

Third Quarter 2018 Financial Highlights Compared to Prior Year Period

•	Net Sales of $50.8 million, an increase of 26.6%
•	Net loss of $0.1 million, compared with prior year net loss of $0.2 million
•	Adjusted EBITDA of $6.7 million compared to $5.6 million, an increase of 20%[1]

“Our accelerated rate of growth for the third quarter demonstrates the strength of the Freshpet consumer proposition and the effectiveness of our Feed the Growth strategy.  Further, it demonstrates that we can convert that strong top line growth into meaningful adjusted EBITDA growth – and there is more of that to come,” commented Billy Cyr, Freshpet’s Chief Executive Officer.  “Pet parents are increasingly becoming aware of how Freshpet’s unique, fresh, all natural foods can enrich the lives of their pets – and the relationships they have with them.  In pursuit of our mission to change the way people feed their pets we believe we will continue to deliver significant value to all of our stakeholders.”

Third Quarter 2018

Third quarter of 2018 net sales increased 26.6% to $50.8 million compared to $40.1 million for the third quarter of 2017. The Company’s core fresh refrigerated product offering grew 27.6% as compared to the same period in the prior year.  Net sales for the third quarter of 2018 were driven by velocity, innovation, and distribution gains.

Gross profit was $23.6 million, or 46.5% as a percentage of net sales for the third quarter of 2018, compared to $19.5 million, or 48.6% as a percentage of net sales, in the same period last year. For the third quarter 2018, Adjusted Gross Profit was $25.2 million, or 49.6% as a percentage of net sales, compared to $21.0 million, or 52.2% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to higher ingredient and inbound freight costs, unabsorbed labor costs as the Company converts to a planned, new seven-day manufacturing operations, partially offset by increased efficiencies through scale and production improvements. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $23.6 million for the third quarter of 2018 compared to $19.3 million in the prior year period. The third quarter of 2018 includes a planned increase in media spend of $0.5 million compared to the prior year period.  As a percentage of net sales, SG&A decreased to 46.4% for the third quarter of 2018 compared to 48.1% in the third quarter of 2017. Adjusted SG&A for the third quarter of 2018 was $21.6 million, or 42.5% as a percentage of net sales, compared to $18.1 million, or 45.2% as a percentage of net sales, in the prior year period. The improvement in Adjusted SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher net sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

[1]

Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See “Non-GAAP Measures” for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Net loss was $0.1 million for the third quarter of 2018 compared to net loss of $0.2 million for the prior year period.

Adjusted EBITDA was $6.7 million for the third quarter of 2018, compared to $5.6 million in the third quarter of 2017. The increase in adjusted EBITDA was a result of increased gross profit and increased leverage of SG&A. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

First Nine Months of 2018

Net sales for the first nine months ended September 30, 2018 increased 25.8% to $141.6 million compared to $112.5 million for the first nine months of 2017. The Company’s core fresh refrigerated product offering grew 27.6% as compared to the same period in the prior year.  Net sales for the first nine months of 2018 were driven by velocity, innovation, and distribution gains.

Gross profit was $66.6 million, or 47.0% as a percentage of net sales for the first nine months of 2018, compared to $53.5 million, or 47.5% as a percentage of net sales, in the same period last year. For the first nine months of 2018, Adjusted Gross Profit was $71.2 million, or 50.3% as a percentage of net sales, compared to $57.8 million, or 51.4% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to higher ingredient and inbound freight costs, unabsorbed labor costs as the Company converts to a planned, new seven-day manufacturing operations, partially offset by increased efficiencies through scale and production improvements.

SG&A was $73.4 million for the first nine months of 2018 compared to $57.8 million in the prior year period. The first nine months of 2018 includes a planned increase in media spend of $6.3 million compared to the prior year period. As a percentage of net sales, SG&A increased to 51.8% for the first nine months of 2018 compared to 51.4% in the first nine months of 2017. Adjusted SG&A for the first nine months of 2018 was $69.0 million, or 48.7% as a percentage of net sales, compared to $54.6 million, or 48.5% as a percentage of net sales, in the prior year period. The slight increase in Adjusted SG&A as a percentage of net sales was primarily a result of the planned media spend increase of $6.3 million for the first nine months of 2018, partially offset by increased expense leverage on higher net sales.

Net loss was $7.2 million for the first nine months of 2018 compared to net loss of $5.8 million for the prior year period.

Adjusted EBITDA was $11.1 million for the first nine months of 2018, compared to $10.7 million in the first nine months of 2017. The increase in adjusted EBITDA was a result of increased gross profit, offset by a slight decrease in SG&A leverage primarily related to the planned media increase of $6.3 million.

Cash and Net Debt

As of September 30, 2018, the Company had cash and cash equivalents of $2.9 million and $2.0 million of debt outstanding under its $30.0 million revolving credit facility that matures in September 2020. We have the ability to increase the revolving credit facility by an additional $10.0 million, subject to certain conditions.

Outlook

For full year 2018, the Company reiterated its guidance.   The Company continues to expect the following results for the full year:

•	To exceed net sales of $190 million, an increase greater than 25% from 2017
•	To exceed Adjusted EBITDA of $20.0 million, an increase greater than 14% from 2017

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through November 19, 2018. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671. The passcode is 13684063.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant depreciation expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before non-cash items related to share-based compensation, leadership transition expenses, shelf registration expenses, and fees related to the litigation of a securities lawsuit.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, share-based compensation, warrant fair valuation, leadership transition expenses, launch expenses, shelf registration expenses, and fees related to the litigation of a securities lawsuit.

Management believes that the non-GAAP financial measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2018	December 31, 2017

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,850,063	$2,184,259
Accounts receivable, net of allowance for doubtful accounts	13,130,215	12,721,521
Inventories, net	8,709,111	10,118,394
Prepaid expenses	772,014	1,200,834
Other non-trade receivable	1,291,369	337,340
Other current assets	351,612	395,620
Total Current Assets	27,104,384	26,957,968
Property, plant and equipment, net	103,085,709	100,598,639
Deposits on equipment	3,540,516	4,370,922
Other assets	2,067,086	1,972,805
Total Assets	$135,797,695	$133,900,334
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	9,889,931	9,173,169
Accrued expenses	6,821,475	7,519,348
Borrowings under Credit Facilities	2,000,000	—
Total Current Liabilities	$18,711,406	$16,692,517
Other liabilities	281,596	304,839
Total Liabilities	$18,993,002	$16,997,356
STOCKHOLDERS' EQUITY:
Common stock	35,524	35,132
Additional paid-in capital	320,115,324	312,783,195
Accumulated deficit	(203,110,100)	(195,991,478)
Accumulated other comprehensive income	20,171	76,129
Treasury stock, at cost — 14,169 shares on September 30, 2018 and no shares on December 31, 2017	(256,226)	—
Total Stockholders' Equity	116,804,693	116,902,978
Total Liabilities and Stockholders' Equity	$135,797,695	$133,900,334

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
NET SALES	$50,799,601	$40,125,006	$141,594,158	$112,530,942
COST OF GOODS SOLD	27,183,648	20,622,277	74,972,294	59,055,099
GROSS PROFIT	23,615,953	19,502,729	66,621,864	53,475,843
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	23,572,314	19,303,705	73,397,781	57,844,411
INCOME (LOSS) FROM OPERATIONS	43,639	199,024	(6,775,917)	(4,368,568)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	(27,392)	41,435	(24,302)	(515,473)
Interest Expense	(94,381)	(465,253)	(261,307)	(830,932)
	(121,773)	(423,818)	(285,609)	(1,346,405)
LOSS BEFORE INCOME TAXES	(78,134)	(224,794)	(7,061,526)	(5,714,973)
INCOME TAX EXPENSE	19,032	20,754	57,096	62,261
NET LOSS	(97,166)	(245,548)	(7,118,622)	(5,777,234)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(97,166)	$(245,548)	$(7,118,622)	$(5,777,234)
OTHER COMPREHENSIVE LOSS:
Change in foreign currency translation	$(54,325)	$—	$(55,958)	$—
TOTAL OTHER COMPREHENSIVE LOSS	(54,325)	—	(55,958)	—
TOTAL COMPREHENSIVE LOSS	$(151,491)	$(245,548)	$(7,174,580)	$(5,777,234)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.00)	$(0.01)	$(0.20)	$(0.17)
-DILUTED	$(0.00)	$(0.01)	$(0.20)	$(0.17)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	35,396,550	34,666,180	35,259,365	34,316,161
-DILUTED	35,396,550	34,666,180	35,259,365	34,316,161

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,118,622)	$(5,777,234)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	(15,300)	30,953
Loss on disposal of equipment and deposits on equipment	104,769	97,692
Share-based compensation	4,170,409	3,292,362
Fair value adjustment for outstanding warrants	—	334,628
Change in reserve for inventory obsolescence	69,912	315,006
Depreciation and amortization	10,418,274	9,411,173
Amortization of deferred financing costs and loan discount	86,327	398,648
Changes in operating assets and liabilities
Accounts receivable	(393,394)	(3,534,273)
Inventories	1,339,371	(3,603,074)
Prepaid expenses, other non-trade receivables and other current assets	(481,201)	(347,876)
Other assets	(118,675)	(162,488)
Accounts payable	1,190,993	2,307,943
Accrued expenses	(697,873)	2,129,095
Other liabilities	(23,243)	236,878
Net cash flows provided by operating activities	8,531,747	5,129,433
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(12,681,600)	(10,835,532)
Net cash flows used in investing activities	(12,681,600)	(10,835,532)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	—	(245,291)
Exercise of options to purchase common stock	3,071,883	5,612,557
Purchase of stock for tax withholding	(256,226)	—
Proceeds from borrowings under Credit Facilities	6,000,000	7,500,000
Repayment of borrowings under Credit Facilities	(4,000,000)	(9,000,000)
Net cash flows provided by financing activities	4,815,657	3,867,266
NET CHANGE IN CASH AND CASH EQUIVALENTS	665,804	(1,838,833)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,184,259	3,908,177
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,850,063	$2,069,344

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Dollars in thousands)
Gross Profit (as reported)	$23,616	$19,503	$66,622	$53,476
Depreciation expense	1,579	1,448	4,569	4,330
Adjusted Gross Profit	$25,196	$20,951	$71,191	$57,805
Adjusted Gross Profit as a % of Net Sales	49.6%	52.2%	50.3%	51.4%

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Dollars in thousands)
SG&A expenses (as reported)	$23,572	$19,304	$73,398	$57,844
Non-cash share-based compensation	1,706	1,064	3,947	3,118
Shelf registration expenses (a)	137	—	137	—
Leadership transition expenses (b)	—	100	—	100
Litigation expense (c)	120		348	—
Adjusted SG&A Expenses	$21,609	$18,139	$68,966	$54,628
Adjusted SG&A Expenses as a % of Net Sales	42.5%	45.2%	48.7%	48.5%

(a)  Represents expenses related to the preparation and filing of a shelf registration statement.

(b) Leadership transition expenses represent costs detailed within our former Chief Executive Officer’s separation agreement as well as incremental costs associated with leadership transition.

(c)  Represents fees associated with a securities lawsuit.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET LOSS AND ADJUSTED EBITDA

(Unaudited)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Dollars in thousands)
Net Loss	$(97)	$(246)	$(7,119)	$(5,778)
Depreciation and amortization	3,623	3,216	10,419	9,411
Interest expense	94	465	261	831
Income tax expense	19	21	57	62
EBITDA	$3,639	$3,456	$3,619	$4,526
Loss on disposal of equipment	29	7	105	98
Launch expense (a)	1,015	929	2,677	2,359
Non-cash share-based compensation	1,776	1,133	4,170	3,292
Warrant fair valuation (b)	—	(44)	—	335
Shelf registration expenses (c)	137	—	137	—
Leadership transition expenses (d)	—	100	—	100
Litigation expense (e)	120	—	348	—
Adjusted EBITDA	$6,716	$5,580	$11,056	$10,709

(a)  Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)  Represents the change of fair value for the outstanding common stock warrants.  All warrants were converted to common stock in the third quarter of 2017.

(c)  Represents expenses related to the preparation and filing of a shelf registration statement.

(d) Leadership transition expenses represent costs detailed within our former Chief Executive Officer’s separation agreement as well as incremental costs associated with leadership transition.

(e)  Represents fees associated with a securities lawsuit.